UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

330 Primrose Road, Suite 500 Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBRGU	The Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	CBRG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of December 13, each current member of the board of directors of Chain Bridge I (the “Company”) and the Company’s chief executive officer have tendered their resignations from their positions as directors and/or officers of the Company effective upon the consummation of the transactions contemplated by the Securities Purchase Agreement (the “Agreement”), dated December 8, 2023 by and among the Company, Chain Bridge Group (the “Sponsor”), CB Co-Investment LLC (“CB Co-Investment” and, together with the Sponsor, the “Sellers”) and Fulton AC I LLC (“Buyer”). Roger Lazarus shall continue in his role as chief financial officer. There were no disagreements between the current members of the Company’s board of directors, its chief executive officer and the Company which led to their resignation.

Item 8.01.	Other Events.

On December 8, 2023, the Company, the Sellers and Buyer, entered into the Agreement, pursuant to which Buyer will acquire from the Sellers an aggregate of (i) 3,035,000 Class B ordinary shares and (ii) warrants to purchase 7,385,000 Class A ordinary shares exercisable 30 days after the consummation of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses in accordance with the Company’s Amended and Restated Memorandum and Articles of Association.

Consummation of the transactions contemplated by the Agreement requires, among other things, the conversion of the $1.15 million outstanding principal balance under the promissory note issued by CB Co-Investment to the Company into warrants as contemplated in that certain Warrant Agreement, dated November 9, 2021 by and between the Company and Continental Stock Transfer & Trust Company, the termination of all other outstanding loans to the Company by the Sponsor and the resignation of each current member of the Company’s board of directors and its chief executive officer and the election or designation of individuals to fill such vacancies. On December 11, 2023, pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder, the Company filed with the Securities and Exchange Commission and transmitted to its shareholders an information statement on Schedule 14f-1 (the “Schedule 14F”) setting out information about the changes to the Company’s board of directors and its chief executive officer. The transactions contemplated by the Agreement will not be consummated until at least 10 days have passed after the filing and transmittal of the Schedule 14F.

Additionally, the Company has decided to extend its business operations for an additional month, in accordance with the Company’s Amended and Restated Memorandum and Articles of Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2023

CHAIN BRIDGE I

By:	/s/ Michael Rolnick
Name:	Michael Rolnick
Title:	Chief Executive Officer